SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that **DEEP DOWN INTERNATIONAL HOLDINGS, LLC** did on February 3, 2009, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 3, 2009.

ROSS MILLER
Secretary of State

Certified By: RaeJean Wilson
Certificate Number: C20090203-2249

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20090095665-22
Filing Date and Time
02/03/2009 11:15 AM
Entity Number
E0050432009-4

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	DEEP DOWN INTERNATIONAL HOLDINGS, LLC Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: CAPITOL CORPORATE SERVICES, INC. Name ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) DEEP DOWN, INC. Name 15473 EAST FREEWAY / CHANNELVIEW / TX / 77530 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code 3) Name Street Address / City / State / Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	STEPHEN A. COONEY Name X [signature] Organizer Signature 1300 POST OAK BLVD., SUITE 2000 / HOUSTON / TX / 77056 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 02/03/2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.